PLEASE SIGN, DATE AND MAIL THIS VOTING INSTRUCTION CARD
                          PROMPTLY
                  IN THE ENVELOPE PROVIDED
          AFTER DETACHING AT THE PERFORATION BELOW

   THE READER'S DIGEST EMPLOYEES PROFIT-SHARING AND 401(K)
                        SAVINGS PLAN
            THE READER'S DIGEST ASSOCIATION, INC.

 CONFIDENTIAL VOTING DIRECTION TO THE TRUSTEE, SOLICITED ON
              BEHALF OF THE BOARD OF DIRECTORS

    I hereby direct State Street Bank and Trust Company, as Trustee under The Reader's Digest Employee Profit-Sharing and 401(K) Savings Plan, to vote as directed on the reverse side my proportionate interest in the shares of Class B Voting Common Stock of THE READER'S DIGEST ASSOCIATION, INC. held in the Stock Fund under that Plan at the Annual Meeting of Stockholders of THE READER'S DIGEST ASSOCIATION, INC. to be held November 13, 1998, and at any adjournments thereof, on the proposals as described in the Notice of Meeting and Proxy Statement of the Board of Directors.

          (Please note any change of address below.)
                                                  xxx-xx-xxx

[NAME and ADDRESS]            Proportionate interest in shares-
                              xxx.xx shares of a total of shares of 1,716,057
                              Class B Voting Common Stock
                              in the Stock Fund

   To be completed, signed and dated on the reverse side.

(Back of Card)
                                                              Please
                                                        [X]  mark your
                                                             votes as
                                                               this

                CLASS B COMMON

The Board of Directors recommends a vote FOR
Proposals 1 and 2.
                                                                   WITHHELD
                                                              FOR  FOR ALL
1. ELECTION OF DIRECTORS
    Nominees: Thomas O. Ryder, Lynne V. Cheney,
    M. Christine DeVita, George V. Grune, James E. Preston,
    Lawrence R. Ricciardi, C. J. Silas, William J. White

WITHHELD FOR: (Write that nominee's name in the space provided below.)

__________________________________________

2. Amendment of the 1994 Key Employee Long            FOR    AGAINST  ABSTAIN
Term Incentive Plan to increase the number of stock options awardable to a participant and to provide for transferable stok options.


The Board of Directors recommends a vote AGAINST proposals 3 and 4.

3. Stockholder proposal to limit to two the          FOR    AGAINST  ABSTAIN
number of Company Directors affiliated
with foundations.

4. Stockholder proposal to retain an                FOR    AGAINST  ABSTAIN
investment banker to develop a plan for
recapitalization of voting rights.

                                               Receipt is hereby acknowledged
                                               of The Reader's Digest
                                               Association, Inc. Notice of
                                               Meeting and Proxy Statement.

The Trustee will vote your proportionate interest in the shares of Class B Voting Common Stock in the Stock Fund as you direct. IF YOU SIGN BELOW, BUT DO NOT GIVE ANY INSTRUCTIONS, THE TRUSTEE WILL VOTE YOUR PROPORTIONATE INTEREST IN THOSE SHARES AS RECOMMENDED BY THE BOARD OF DIRECTORS ON THE PROPOSALS LISTED HEREIN.
                                                              Date
Signature of Participant (Please date and sign exactly as name is printed herein.)